Exhibit 2(d)(1)
                                                                     SPECIMEN


                                 CERTIFICATE


Certificate Number _____                                 Number of Shares ___
CUSIP # _______

                         ROYCE MICRO-CAP TRUST, INC.
             Incorporated under the laws of the State of Maryland

                         Transferable in New York, NY

                      _____% Cumulative Preferred Stock
                   Liquidation Preference $25.00 Per Share


     This certifies that __________ is the registered holder of __________ shares of fully paid and non-assessable _____% Tax-Advantaged Cumulative Preferred Stock, par value $.001 per share, liquidation preference $25.00 per share, of Royce Micro-Cap Trust, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers of the Corporation.

DATED:


Countersigned and Registered:
  State Street Bank and Trust Company    ____________________________________
  (Boston)        Transfer Agent         Charles M. Royce
  By:                                    President


_____________________________            ____________________________________
Authorized Signatory                     John E. Denneen
                                         Secretary
(SEAL)

THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND WILL BE SUBJECT TO ALL OF THE PROVISIONS OF THE CHARTER AND BY-LAWS OF THE CORPORATION, EACH AS FROM TIME TO TIME AMENDED, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THE TRANSFER OF THE SHARES OF CUMULATIVE PREFERRED STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTIONS TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

                         ROYCE MICRO-CAP TRUST, INC.

     A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class and series of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each class and series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent classes and series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

     The following abbreviations, when used in the inscription on the face of this certificate, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                                     UNIF GIFT MIN ACT--______ Custodian _______
TEN ENT--as tenants by the entireties                                                (Cust)           (Minor)
JT TEN --as joint tenants with                                      under Uniform Gifts to
         right of survivorship                                      Minors Act _________
         and not as tenants in                                                  (State)
         common


     Additional abbreviations also may be used though not in the above list.

For  value  received,  _________________________  hereby  sell,  assign   and
transfer unto

Please insert social security or other identifying number of assignee
 ____________________________________________
|____________________________________________|


_____________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)
_____________________________________________________________________________

_____________________________________________________________________________

______________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated:____________________


                              _______________________________________________
                  NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.